                                                                     EXHIBIT 6.1


                              AMENDED AND RESTATED

                                CABLE LINK, INC.

                             1995 STOCK OPTION PLAN

                              --------------------

                                OCTOBER 17, 1995

                              --------------------


                                P R E A M B L E:


   1. Cable Link, Inc., an Ohio corporation ("Cable Link" or the "Company"), by means of this 1995 Stock Option Plan (the "Plan") desires to afford certain of its directors, consultants and employees an opportunity to acquire a proprietary interest in the Company and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company.

   2. The Company has determined that the foregoing objectives will be promoted by granting Awards (as hereinafter defined) under this Plan to certain directors, consultants and employees of the Company pursuant to this Plan.

   3. The Plan is intended to comply with Regulation 701 promulgated by the SEC (as hereinafter defined) under the Securities Act of 1933.



                                     TERMS:

ARTICLE 1.  DEFINITIONS.

   Section 1.1. General. Certain words and phrases used in this Plan shall have the meanings given to them below in this section:

   "Awards" means a grant of Options or Stock Appreciation Rights under the Plan.

   "Board of Directors" means the board of directors of Cable Link.

   "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as now in effect or hereafter amended.

   "Common Stock" means the common stock, without par value, of the Company.

   "Consultant" means any person, including an advisor, who renders bona fide services to the Company which are not in connection with the offer and sale of securities in a capital raising transaction.

   "Date of Grant" means the date an Award is first granted.

   "Director" means a member of the Board of Directors.

   "Effective Date" means the date this Plan was first adopted by the Board of Directors.

   "Employee" means any common law employee of Cable Link and any person who is an officer of Cable Link.



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   "Exchange Act" means the Securities Exchange Act of 1934.

   "Exercise Price" means, with respect to an Option, the amount of consideration that must be delivered to the Company in order to purchase a single Share thereunder and, with respect to a Stock Appreciation Right that is not granted in tandem with an Option, the per Share amount that is the basis for the calculation of the payment thereunder.

   "Fair Market Value of a Share" means the amount determined to be the fair market value of a single Share by the Board of Directors based upon the trading price of the Shares, their offering price in public and private offerings by the Company and such other factors as it deems relevant. In the absence of such a determination, the Fair Market Value of a Share shall be deemed to be (a) if the Shares are listed or admitted to trading on a national securities exchange or the NASDAQ - National Market System, the per Share closing price regular way on the principal national securities exchange or the NASDAQ - National Market System on which the Shares are listed or admitted to trading on the day prior to the date of determination or, if no closing price can be determined for the date of determination, the most recent date for which such price can reasonably be ascertained, or (b) if the Shares are not listed or admitted to trading on a national securities exchange or the NASDAQ - National Market System, the mean between the representative bid and asked per Share prices in the over-the-counter market at the closing of the day prior to the date of determination or the most recent such bid and asked prices then available, as reported by NASDAQ or if the Shares are not then quoted by NASDAQ as furnished by any market maker selected from time to time by Cable Link for that purpose.

   "Grantee" means any person to whom an Award has been granted and any heir or legal representative to whom an Award has been transferred by will or the laws of descent and distribution.

   "Incentive Stock Option" or "ISO" means an Option intended to comply with the terms and conditions set forth in Section 422 of the Code.

   "Meeting Date" means the date of each annual meeting of the shareholders of Cable Link on or after the Effective Date at which Directors are elected.

   "Non-qualified Option" means a Stock Option other than an Incentive Stock Option.

   "Option" or "Stock Option" means a right granted under Article 5 or 6 of the Plan to a Participant to purchase a stated number of Shares.

   "Option Agreement" means an agreement evidencing an Option substantially in the form of Exhibit A or Exhibit B hereto.

   "Participant" means a person who is eligible to receive and has received an Award under the Plan.

   "Plan" means this Plan as it may be amended or restated from time to time.

   "Rule 16b-3" means Rule 16b-3 (17 C.F.R. ss.240.16b-3) promulgated under
Section 16(b) of the Exchange Act as now in effect or hereafter amended.

   "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act of 1933 as now in effect or hereafter amended.

   "Rule 701" means Rule 701 promulgated by the SEC under Section 3(b) of the Securities Act of 1933 as now in effect or hereafter amended.

   "SAR Agreement" means a Stock Appreciation Right Agreement in the form of Exhibit C attached hereto.

   "SEC" means the Securities and Exchange Commission.

   "Shares" means shares of Common Stock.



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   "Stock Appreciation Right" or "SAR" means a stock appreciation right granted to a Participant under Article 7 of the Plan.

   Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

   Section 1.3. Effect of Definitions. The definitions set forth in Section 1.1 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.

ARTICLE 2.  ADMINISTRATION.

   Section 2.1. Board of Directors. The Plan shall be administered by the Board of Directors.

   Section 2.2. Authority. Subject to the express provisions of the Plan and in addition to the powers granted by other sections of the Plan, the Board of Directors has the authority, in its discretion, to: (a) determine the Participants, grant Awards and determine their timing, pricing and amount; (b) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; (c) make all other determinations necessary or advisable for administering the Plan, including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and (d) review and resolve all claims of Consultants, Directors, Employees, Grantees and Participants. The actions and determinations of the Board of Directors on matters related to the Plan shall be conclusive and binding upon the Company and all Consultants, Directors, Employees, Grantees and Participants.

ARTICLE 3.  SHARES.

   Section 3.1. Number. The aggregate number of Shares in respect of which Awards may be granted under the Plan shall not exceed 199,500, which number of Shares is hereby reserved for issuance under the Plan out of the authorized but unissued Shares. The foregoing notwithstanding, the aggregate Exercise Price or number of Shares offered and sold under the Plan shall not exceed the greater of
(i) $500,000 or (ii) the amount or number determined under paragraphs (a) or (b) of this Section 3.1; provided, however, that the aggregate unpaid Exercise Price of Shares, plus the aggregate Exercise Price of Shares sold in the preceding 12 months under the Plan, shall in no event exceed $5,000,000.

   (a) The aggregate unpaid Exercise Price of Shares, plus the aggregate price of Shares sold in the preceding 12 months under the Plan, shall not exceed 15 percent of the total assets of the Company, measured at the end of its last fiscal year; or

   (b) The number of Shares that has not been paid for under the Awards, plus the number of Shares sold in the preceding 12 months under the Plan, shall not exceed 15 percent of the outstanding Shares. The outstanding Shares shall include Shares issuable pursuant to the exercise of outstanding options, warrants, rights or conversion of convertible securities, other than Shares not yet paid for under the Awards.

   Section 3.2. Cancellations. If any Awards granted under the Plan are canceled or terminate or expire for any reason without having been exercised or matured in full, or if Stock Appreciation Rights are exercised for cash, the Shares related to the unexercised portion of an Award or to the portion of a Stock Appreciation Right exercised for cash, shall be available again for the purposes of the Plan. If any Shares acquired under the Plan are forfeited for any reason, the Shares shall be available again for the purposes of the Plan. Notwithstanding the foregoing, if any unexpired Option granted hereunder is canceled in connection with the exercise of a Stock Appreciation Right that is granted in tandem with such Option and is payable in Shares, any Shares covered by the canceled Option shall not again become available for the granting of Awards.

   Section 3.3. Anti-Dilution.

   (a) If the Shares are split or if a dividend of Shares is paid on the Shares, the number of Shares on which each then outstanding Award is based and the number of Shares as to which Awards may be granted under this Plan shall be automatically increased by the ratio between the number of Shares that is outstanding immediately after such event and the number of Shares that was outstanding immediately before such event and the Exercise



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   Price shall be automatically decreased by the same ratio and if the Shares are combined into a lesser number of Shares, the number of Shares for which each then outstanding Award is based and the number of Shares as to which Awards may be granted under the Plan shall be automatically decreased by such ratio and the Exercise Price shall be automatically increased by such ratio.

   (b) In the event of any other change in the Shares, through recapitalization, merger, consolidation or exchanges of shares or otherwise, there shall automatically be substituted for each Share subject to an unexercised Award and each Share available for additional grants of Awards, the number and kind of shares or other securities into which each outstanding Share was changed; and the Exercise Price shall be increased or decreased proportionally so that the aggregate Exercise Price for the securities subject to each Award shall remain the same as immediately before such event; and the Board of Directors may make such further equitable adjustments in the Plan and the then outstanding Awards as it deems necessary and appropriate including, but not limited to, changing the number of Shares reserved under the Plan or covered by outstanding Awards, and the Exercise Price for the securities subject to outstanding Awards.

   Section 3.4. Source. Except as otherwise determined by the Board of Directors, the Shares issued under the Plan shall be authorized but unissued Shares. However, Shares which are to be sold under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued Shares. The proceeds of the sale of any Shares shall be general corporate funds of the Company. No fractional Shares shall be issued or sold under the Plan nor will any cash payment be made in lieu of fractional Shares.

   Section 3.5. Rights of a Shareholder. No Grantee or other person claiming under or through any Grantee shall have any right, title or interest in or to any Shares reserved under the Plan or subject to any Award except as to such Shares, if any, for which certificates representing such Shares have been issued to such Grantee.

   Section 3.6. Securities Laws. The Shares sold under the Plan are restricted securities as defined in Rule 144 to the extent required by Rule 701. No Award shall be exercised nor shall any Shares or other securities be issued or transferred pursuant to an Award unless and until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the Shares may be listed, have been fully complied with. As a condition precedent to the exercise of an Award or the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Grantee to take any reasonable action to meet such requirements including providing undertakings as to the investment intent of the Grantee, accepting transfer restrictions on the Shares issuable thereunder and providing opinions of counsel, in form and substance acceptable to the Company, as to the availability of exemptions from such requirements.

ARTICLE 4.  ELIGIBILITY.

   Section 4.1. Article 5. Only Directors shall be eligible to receive Options under Article 5 below.

   Section 4.2. Article 6. Only Consultants and Employees shall be eligible to receive Options under the provisions of Article 6 below.

   Section 4.3. Article 7. Only Employees shall be eligible to receive Stock Appreciation Rights under Article 7 below.

ARTICLE 5.  DIRECTOR STOCK OPTIONS.

   Section 5.1. Grant.

   (a) On each Meeting Date, an Option on 1,000 Shares or such lesser number as remain available for granting under Article 3 above shall be automatically granted to each Director who is elected as a Director at such meeting of shareholders.

   (b) On the Effective Date, an Option on 10,000 Shares shall be automatically granted to each Director.

   (c) On the Effective Date, an Option on 4,000 Shares shall be automatically granted to each of the following Directors: Bob Binsky, Eugene C. Hanchett and Marvin A. Katz.



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   (d) On the Effective Date, an Option on 2,000 Shares shall be automatically granted to each of Eric S. Newman and Brenda L. Thompson.

   Section 5.2. Exercise Price. The Exercise Price of an Option shall be equal to the Fair Market Value of a Share on the Date of Grant.

   Section 5.3. Term. (a) Each Option shall vest and become immediately exercisable on the Date of Grant; and (b) each Option shall lapse and cease to be exercisable upon the earliest of: (i) the expiration of ten years from the Date of Grant, (ii) nine months after the Grantee ceases to be a Director because of his death or disability, (iii) immediately upon resignation by the Grantee as a Director, or (iv) 30 days after the Grantee ceases to be a Director for any reason other than his death, disability or resignation.

   Section 5.4. Incentive Stock Options. An Option under this Article 5 shall not be treated as an Incentive Stock Option.

   Section 5.5. Exercise. An Option shall be exercised by the delivery of the Option Agreement therefor with the notice of exercise attached thereto properly completed and duly executed by the Grantee named therein to the Secretary of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. An Option may be exercised as to less than all of the Shares purchasable thereunder but not for a fractional Share. No Option may be exercised as to less than 100 Shares unless it is exercised as to all of the Shares then available thereunder. If an Option is exercised as to less than all of the Shares purchasable thereunder, a new duly executed Option Agreement reflecting the decreased number of Shares exercisable under such Option, but otherwise of the same tenor, shall be returned to the Grantee. The Exercise Price shall be paid in cash by (a) delivery of a certified or cashier's check payable to the order of the Company in such amount, (b) wire transfer of immediately available funds to a bank account designated by the Company, or (c) reduction of a debt of the Company to the Grantee. Promptly after an Option is properly exercised, the Company shall issue to the Grantee a certificate representing the Shares purchased thereunder.

   Section 5.6. Option Agreement. Promptly after the Date of Grant, Cable Link shall duly execute and deliver to the Grantee an Option Agreement setting forth the terms of the Option. Option Agreements are neither negotiable instruments nor securities (as such term is defined in Article 8 of the Uniform Commercial
Code). Lost and destroyed Option Agreements may be replaced without bond.

   Section 5.7. Article 2. The provisions of Article 2 above shall not apply to Options granted under this Article 5.

ARTICLE 6.  EMPLOYEE AND CONSULTANT STOCK OPTIONS.

   Section 6.1. Determinations. The Board of Directors shall determine which Consultants and Employees shall receive Options, the number of Shares for which the Options may be exercised, the times when they shall receive them and the terms and conditions of individual Option grants (which need not be identical).

   Section 6.2. Exercise Price. The Board of Directors shall determine the Exercise Price of each Option at the time that it is granted, but in no event shall the Exercise Price of an Option be less than the Fair Market Value of a Share on the Date of Grant. If no express determination of the Exercise Price of an Option is made by the Board of Directors, the Exercise Price thereof is equal to the Fair Market Value of a Share on the Date on Grant.

   Section 6.3. Term. Subject to the rule set forth in the next sentence, the Board of Directors shall determine the term during which an Option is exercisable at the time that it is granted. No Option shall be exercisable after the expiration of ten years from the Date of Grant. If no express determination of the times when Options are exercisable is made by the Board of Directors: (a) each Option shall vest and become immediately exercisable on the Date of Grant; and (b) each Option shall lapse and cease to be exercisable upon the earliest of: (i) the expiration of ten years from the Date of Grant, (ii) nine months after the Grantee ceases to be a Consultant or Employee because of his death or disability, (iii) immediately upon resignation by the Grantee as a Consultant or Employee or upon the termination of the Grantee for cause, or (iv) 30 days after the Grantee ceases to be a Consultant or Employee for any reason other than his death, disability, resignation or termination.



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   Section 6.4. Incentive Stock Options. An Option under this Article 5 shall not be treated as an Incentive Stock Option.

   Section 6.5. Exercise. An Option shall be exercised by the delivery of the Option Agreement therefor with the notice of exercise attached thereto properly completed and duly executed by the Grantee named therein to the Secretary of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, and the SAR Agreement for any Stock Appreciation Right that is in tandem with the Option being exercised, after the Option has become exercisable and before it has ceased to be exercisable. An Option may be exercised as to less than all of the Shares purchasable thereunder, but not for a fractional share. No Option may be exercised as to less than 100 Shares unless it is exercised as to all of the Shares then available thereunder. If an Option is exercised as to less than all of the Shares purchasable thereunder, a new duly executed Option Agreement reflecting the decreased number of Shares exercisable under such Option, and a new duly executed SAR Agreement reflecting the decreased number of Stock Appreciation Rights that are in tandem with the Option, but otherwise of the same tenor, shall be returned to the Grantee. The Board of Directors may, in its sole discretion, and upon such terms and conditions as it shall determine at or after the Date of Grant, permit the Exercise Price to be paid in cash, by the tender to the Company of Shares owned by the Grantee or by a combination thereof. If the Board of Directors does not make such determination, the Exercise Price shall be paid in cash. If any portion of the Exercise Price of an Option is payable in cash, it may be paid by (a) delivery of a certified or cashier's check payable to the order of the Company in such amount, (b) wire transfer of immediately available funds to a bank account designated by the Company, or (c) reduction of a debt of the Company to the Grantee. If any portion of the Exercise Price of an Option is payable in Shares it may be paid by delivery of certificates representing a number of Shares having a total Fair Market Value on the date of delivery equal to or greater than the required amount, duly endorsed for transfer with all signatures guaranteed by a medallion signature guarantee. If more Shares than are necessary to pay such Exercise Price based on their Fair Market Value on the date of first delivery to the Company are delivered to the Company, it shall return to the Grantee a certificate for the balance of the whole number of Shares and a check payable to the order of the Grantee for any fraction of a Share. Shares may not be delivered to the Company as payment for the exercise of an Option, if such Shares have been owned by the Grantee (together with his decedent or testator) for less than six months. Promptly after an Option is properly exercised, the Company shall issue to the Grantee a certificate representing the Shares purchased thereunder.

   Section 6.6. Option Agreement. Promptly after the Date of Grant, Cable Link shall duly execute and deliver to the Grantee an Option Agreement setting forth the terms of the Option. Option Agreements are neither negotiable instruments nor securities (as such term is defined in Article 8 of the Uniform Commercial
Code). Lost and destroyed Option Agreements may be replaced without bond.

ARTICLE 7.  STOCK APPRECIATION RIGHTS.

   Section 7.1. Determinations. The Board of Directors shall determine which Participants shall receive Stock Appreciation Rights, the times when they shall receive them, the number of Shares to which each Stock Appreciation Right relates, whether or not a Stock Appreciation Right is to be in tandem with an Option, and the terms and conditions of individual Stock Appreciation Right grants (which need not be identical).

   Section 7.2. Tandem Grants.

   (a) A Stock Appreciation Right may be granted in tandem with an Option, either at the time of grant or at any time thereafter during the term of the Option, or may be granted unrelated to an Option. A Stock Appreciation Right granted to an individual Grantee at the same time as the grant of an Option shall be deemed to be in tandem with such Option unless the Board of Directors expressly provides otherwise.

   (b) The exercise of a Stock Appreciation Right tandem to an Option shall cancel the related Option with respect to the number of Shares as to which such Stock Appreciation Right is exercised. The exercise of an Option granted in tandem with a Stock Appreciation Right shall cancel the related Stock Appreciation Right with respect to the number of Shares as to which such Option is exercised.

   (c) Except as otherwise provided by the Board of Directors at the time it is granted, a Stock Appreciation Right tandem to an Option will be exercisable at such times as, and only to the extent that, the related Option is exercisable.



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   (d)  Upon the exercise of a Stock Appreciation Right tandem to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying:

        (i) The excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Exercise Price of the related Option, by

        (ii) The number of Shares as to which such Stock Appreciation Right has been exercised.

   Section 7.3. Stock Appreciation Rights Not in Tandem with Option.

   (a) The Board of Directors shall determine the Exercise Price of each Stock Appreciation Right that is not in tandem with an Option at the time of the granting of the Stock Appreciation Right, but in no event shall the Exercise Price be less than the Fair Market Value of a Share on the Date of Grant of such Stock Appreciation Right. If no express determination of the Exercise Price of a Stock Appreciation Right that is not in tandem with an Option is made by the Board of Directors, the Exercise Price thereof is equal to the Fair Market Value of a Share on the Date of Grant.

   (b) Subject to the rule set forth in the next sentence, the Board of Directors shall determine the times when a Stock Appreciation Right that is not in tandem with an Option vests and the term during which a Stock Appreciation Right that is not in tandem with an Option is exercisable. No such Stock Appreciation Right shall be exercisable after the expiration of ten years from the Date of Grant. If no express determination of the times when a Stock Appreciation Right that is not in tandem with an Option is exercisable is made by the Board of Directors: (i)each such Stock Appreciation Right shall vest and become immediately exercisable on the Date of Grant; and (ii)each such Stock Appreciation Right shall lapse and cease to be exercisable upon the earliest of: (A)the expiration of ten years from the Date of Grant, (B) nine months after the Grantee ceases to be an Employee because of his death or disability, (C)immediately upon resignation by the Grantee as an Employee or upon the termination of employment of the Grantee for cause, or (D)30 days after the Grantee ceases to be an Employee for any reason other than his death, disability, resignation or termination.

   (c) A Stock Appreciation Right not in tandem with an Option will entitle the Grantee, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

       (i) The excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Exercise Price thereof, by

       (ii) The number of Shares as to which such Stock Appreciation Right has been exercised.

   Section 7.4. Exercise. Stock Appreciation Rights shall be exercised by the delivery of the SAR Agreement therefor, with the notice of exercise attached thereto properly completed and duly executed by the Grantee, to the Secretary of the Company together with the Option Agreement for any Option that is in tandem with such Stock Appreciation Right after it has become exercisable and before it has ceased to be exercisable. A Stock Appreciation Right may be exercised as to less than all of the Shares to which it relates but not as to a fractional Share. No Stock Appreciation Right may be exercised as to less than 100 Shares unless it is exercised as to all of the Shares then available thereunder. If a Stock Appreciation Right is exercised as to less than all of the Shares to which it relates, a new duly executed SAR Agreement and Option Agreement, if applicable, reflecting the decreased number of Shares exercisable under such SAR Agreement and any Option granted in tandem therewith, but otherwise of the same tenor, shall be returned to the Holder.

   Section 7.5. Limitations. The Board of Directors may place limitations on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the Date of Grant. The Board of Directors may impose such additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable.

   Section 7.6. Payment. Payment to the Grantee of the amount realized upon exercise of a Stock Appreciation Right may be made, in the sole discretion of the Board of Directors unless otherwise provided in the grant thereof, in cash, whole Shares valued at the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, or a combination thereof. Such payment shall be made promptly after the exercise of the Stock Appreciation Right. If a Stock Appreciation Right is payable in Shares and the amount payable results in a


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

fractional Share, no fractional Share may be issued nor may any cash payment be made in lieu of such fractional Share.

   Section 7.7. Officers and Directors. Stock Appreciation Rights may be exercised by a Grantee who is an Officer or Director at the time of exercise only during the period beginning on the third business day following the date of release for publication of the Company's regular quarterly or annual summary statement of sales and earnings (assuming such financial data appears on a wire service, in a financial news service, or in a newspaper of general circulation, or is otherwise made publicly available) and ending on the twelfth business day following such date.

   Section 7.8. SAR Agreement. Promptly after the Date of Grant, the Company shall duly execute and deliver to the Grantee an SAR Agreement setting forth the terms of the SAR. No term that does not vary from those set forth in the Plan need be set forth in an SAR Agreement. SAR Agreements are not negotiable instruments or securities (as such term is defined in Article 8 of the Uniform Commercial Code). Lost and destroyed SAR Agreements may be replaced without bond.

ARTICLE 8. PROVISIONS APPLICABLE TO ALL TYPES OF AWARDS.

   Section 8.1. Disclosure. The Company shall provide each Participant with a copy of the Plan and the Option Agreement.

   Section 8.2. Surrender and Exchange. The Board of Directors may permit the voluntary surrender of all or a portion of any Award to be conditioned upon the granting to the Participant of a new Award for the same or a different number of Shares as the Award surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Award to such Participant. Subject to the provisions of the Plan, such new Award shall be exercisable at the price, during the period and on such other terms and conditions as are specified by the Board of Directors at the time the new Award is granted. Upon surrender, the Award surrendered shall be canceled and the Shares previously subject to it shall be available for the grant of other Awards.

   Section 8.3. Corporate Mergers and Acquisitions. The Board of Directors may grant Awards having terms and conditions which vary from those specified in the Plan if such Awards are granted in substitution for, or in connection with the assumption of, existing options granted by another business entity and assumed or otherwise agreed to be provided for by Cable Link pursuant to or by reason of a transaction involving a merger or consolidation of or acquisition of substantially all of the assets or stock of another business entity with or by Cable Link.

   Section 8.4. Actions by Board of Directors After Grant. The Board of Directors shall, subject to the written consent of the Grantee where the action impairs or adversely alters the rights of the Grantee, have the right at any time and from time to time after the Date of Grant of any Award to modify the terms of any Award.

   Section 8.5. Withholding. The Company shall have the right to withhold from any payments due under any Award or due to any Grantee from the Company as compensation or otherwise the amounts of any federal, state or local withholding taxes not paid by the Grantee at the time of the exercise or vesting of any Award. If cash payments sufficient to allow for withholding of taxes are not made at the time of exercise or vesting of an Award, the Grantee exercising such Award shall pay to Cable Link an amount equal to the withholding required to be made less the withholding otherwise made in cash. The Company may make such other provisions as it deems appropriate to withhold any taxes the Company determines are required to be withheld in connection with the exercise of any Award, including, but not limited to, the withholding of Shares from an Award upon such terms and conditions as the Board of Directors may provide. The Company may require the Participant to satisfy any relevant withholding requirements before issuing Shares or delivering any Award to the Participant.

   Section 8.6. Disability. If a Grantee who is a Director is absent from meetings of the Board of Directors because of a physical or mental disability, for purposes of the Plan, such Grantee will not be considered to have ended his service with the Board of Directors while he has that disability, unless he resigns or is not re-elected by the shareholders. If a Grantee who is a Consultant or Employee is absent from work with the Company because of a physical or mental disability, for purposes of the Plan, such person will not be considered to have ended his service with the Company while he has that disability, unless he resigns or the Board of Directors decides otherwise.

   Section 8.7. Merger of Cable Link. If Cable Link merges or consolidates with or sells substantially all of its assets to a person that was not one of its affiliates before such transaction, or any such unaffiliated person or corporation has publicly announced a tender offer to purchase more than 20% of the outstanding voting securities of Cable Link, the Board of Directors, in its discretion, may provide that, for a period of 30 days not extending beyond the ten year period referred to in Sections 5.3, 6.3 and 7.3 above from the date of execution of the acquisition agreement in final definitive form or the announcement of such offer, notwithstanding the provisions of any Award, that upon the termination of such 30 day period any Award shall expire and be null and void.

   Section 8.8. Waiver. Notwithstanding anything else in the Plan, the Board of Directors may at any time or from time to time hereafter, waive any provisions of the Plan relating to the manner of payment or procedures for the exercise of any Award. Any such waiver may be made effective (a) with respect to one or more or all Grantees, (b) with respect to some or all of the Shares subject to an Award of any Grantee or (c) for a period of time ending at or before the expiration date of any Award.

ARTICLE 9. GENERAL PROVISIONS.

   Section 9.1. No Right to Employment. Nothing in the Plan or any Award or any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to provide services to the Company or to continue to be an Employee, Consultant or Director of the Company or affect the right of the Company to terminate its relationship with any Participant or to terminate the employment or directorship of any Participant.

   Section 9.2. Limited Liability. The liability of the Company under this Plan or in connection with the exercise of any Award is limited to the obligations expressly set forth in the Plan and in the grant of any Award, and no term or provision of this Plan nor of any Award shall be construed to impose any duty, obligation or liability on the Company not expressly set forth in the Plan or any grant of any Award.

   Section 9.3. Assumption of Awards. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more other entities as a result of which the Company is not the surviving entity, or upon a sale of substantially all the assets of the Company to another entity, any Awards outstanding theretofore granted or sold hereunder must be assumed by the surviving or purchasing entity, with appropriate adjustments as to the number and kind of shares and price.

   Section 9.4. No Transfer. No Award or other benefit under the Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Award may be exercised during the life of the Participant to whom it was granted except by such Participant.

   Section 9.5. Expenses. All costs and expenses incurred in connection with the administration of the Plan including any excise tax imposed upon the transfer of Shares pursuant to the exercise of an Award shall be borne by the Company.

   Section 9.6. Notices. Notices and other communications required or permitted to be made under the Plan shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by first class mail addressed (a) if to a Grantee, at his or her residence address set forth in the records of the Company or (b) if to the Company, to its President at its principal executive office.

   Section 9.7. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the Grantees any rights or remedies under this Plan.

   Section 9.8. Saturdays, Sundays and Holidays. Where this Plan authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day; provided, however, that this Section 9.8 shall not be construed to extend the ten year period referred to in Sections 5.3, 6.3 and 7.3 above.

   Section 9.9. Rules of Construction. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender.

   Section 9.10. Governing Law. The validity, terms, performance and enforcement of this Plan shall be governed by laws of the State of Ohio that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Ohio.

   Section 9.11. Effective Date of the Plan. The Plan shall become effective upon its approval by the Board of Directors of Cable Link.

   Section 9.12. Amendment and Termination. No Award shall be granted under the Plan more than ten years after the Effective Date. The Board of Directors may at any time terminate the Plan, or make such amendment of the Plan as it may deem advisable, provided, however, that no amendment or termination of the Plan shall be effective to alter or impair the rights of a Grantee under any Award made before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Grantee.

                                                                       EXHIBIT A

                                CABLE LINK, INC.
                               280 COZZINS STREET
                            COLUMBUS, OHIO 43215-2379

                                <<Date of Grant>>

<<Name of Grantee>>
<<Street>>
<<City, State, Zip>>


   Congratulations. You have been granted a Stock Option under the Amended and Restated Cable Link, Inc. 1995 Stock Option Plan (the "Plan") on the following terms:

   1. NUMBER OF SHARES. The number of Shares of Common Stock of Cable Link, Inc. that you may purchase under this Option is:<<Number>>

   2. EXERCISE PRICE. The exercise price to purchase Shares under this Option is: $<<Price>> per Share.

   3. VESTING. The Shares subject to this Option will vest and become exercisable upon execution of this Agreement.

   4. LAPSE. This Option will lapse and cease to be exercisable upon the earliest of:

      (i) the expiration of 10 years from the date of this Agreement shown above,

      (ii) nine months after you cease to be a Director because of your death or disability,

      (iii) immediately upon your resignation as a Director, or

      (iv) 30 days after you cease to be a Director for any reason other than your death, disability or resignation.

   5. TAXATION. This Option is a Non-qualified Option. You will have taxable income upon the exercise of this Option.

   6. EXERCISE. This Option may be exercised by the delivery of this Agreement with the notice of exercise attached hereto properly completed and signed by you to the Secretary of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. The Exercise Price must be paid in cash by (a) delivery of a certified or cashier's check payable to the order of Cable Link in such amount, (b) wire transfer of immediately available funds to a bank account designated by Cable Link, or (c) reduction of a debt of Cable Link to you. This Option may be exercised as to less than all of the Shares purchasable hereunder, but not for a fractional share, nor may it be exercised as to less than 100 Shares unless it is exercised as to all of the Shares then available hereunder. If this Option is exercised as to less than all of the Shares purchasable hereunder, a new duly executed Option Agreement reflecting the decreased number of Shares exercisable under such Option, but otherwise of the same tenor, will be returned to you.

   7. NO TRANSFER. This Option may not be sold, pledged nor otherwise transferred other than by will or the laws of descent and distribution; and it may only be exercised during your lifetime by you. This Agreement is neither a negotiable instrument nor a security (as such term is defined in Article 8 of the Uniform Commercial Code).

   8. SECURITIES LAWS.

      (a) Receipt of Plan and Agreement. You hereby acknowledge that you have been provided with a copy of this Agreement and the Plan, have had an opportunity to read such documents and to discuss their contents with your personal legal counsel before signing this Agreement and have been allowed to retain such copies for your personal records.

    (b) Transfer Restriction. You understand that the Shares have not been registered under the Securities Act of 1933 on the ground that the issuance of securities provided for in this Agreement is exempt from registration under the Securities Act of 1933 pursuant to Rule 701 and that in order to obtain such exemption, the transfer of such securities is restricted by the legend required by this Agreement. You will not offer for sale, sell or otherwise transfer any of the Shares unless such securities have been registered under the Securities Act of 1933 and under applicable state securities laws or such securities or their offer, sale or transfer are exempt from such registration and the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such securities, or their offer, sale or transfer, are so exempt. Any certificates representing the Shares shall continue to bear the legend set forth below until such time as you are, in the opinion of counsel to the Company, lawfully able to offer, sell and transfer such Shares without registration under the Securities Act of 1933 or any applicable state securities law and without compliance with Rule 144.

    (c) Any certificate representing any Shares issued hereunder shall bear the following legend:

    THESE SECURITIES HAVE NEITHER BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND UNDER APPLICABLE STATE SECURITIES LAWS OR THEY OR SUCH OFFER, SALE OR TRANSFER ARE EXEMPT FROM SUCH REGISTRATION AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE, TO THAT EFFECT.


9. NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement and nothing contained herein gives you any right to continue to be a Director of the Company.

10. PLAN CONTROLS. This Agreement is an Option Agreement (as such term is defined in the Plan) under the Plan. The terms of this Agreement are subject to, and controlled by, the terms of the Plan, as it is now in effect or may be amended from time to time hereafter, which are incorporated herein as if they were set forth in full. Any words or phrases defined in the Plan have the same meanings in this Agreement.

11. PREVIOUS OPTION GRANTS. The Options granted pursuant to the Plan and this Agreement supersede and replace any Options that were granted to you before January 24, 1995 for serving as a director.

12. MISCELLANEOUS. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement shall be governed by the laws of the State of Ohio.

    Please acknowledge your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it promptly to Cable Link.

                                      CABLE LINK, INC.


                                      By:
                                         -------------------------------------
                                         <<Name of Officer>>      <<Title>>

Accepted and Agreed to as of
the date first set forth above:




----------------------------------
        <<Name of Grantee>>

                              OPTION EXERCISE FORM




                  The undersigned hereby exercises the right to purchase ________________ shares of Common Stock of Cable Link, Inc. pursuant to the Option Agreement dated <<Date of Grant>> under the Amended and Restated Cable Link, Inc. 1995 Stock Option Plan.



Date:
     ----------------------------------          -------------------------------
                                                      <<Name of Grantee>>

---------------------------------------




Sign and complete this Option Exercise Form and deliver it to:

                                Cable Link, Inc.
                                Attn.: President
                               280 Cozzins Street
                            Columbus, Ohio 43215-2379

together with the option price in cash by (a) delivery of a certified or cashier's check payable to the order of Cable Link in such amount, (b) wire transfer of immediately available funds to a bank account designated by Cable Link, or (c) reduction of a debt of Cable Link to you.

                                                                     EXHIBIT B


                                CABLE LINK, INC.
                               280 COZZINS STREET
                            COLUMBUS, OHIO 43215-2379

                                <<Date of Grant>>

<<Name of Grantee>>
<<Street>>
<<City, State, Zip>>


    Congratulations. You have been granted a Stock Option under the Amended and Restated Cable Link, Inc. 1995 Stock Option Plan (the "Plan") on the following terms:

    1. NUMBER OF SHARES. The number of Shares of Common Stock of Cable Link, Inc. that you may purchase under this Option is:<<Number>>

    2. EXERCISE PRICE. The exercise price to purchase Shares under this Option is: $<<Price>> per Share.

    3. VESTING. The Shares subject to this Option will vest and become exercisable upon execution of this Agreement.

    4. LAPSE. This Option will lapse and cease to be exercisable upon the earliest of:

        (i) the expiration of 10 years from the date of this Agreement shown above,

        (ii) nine months after you cease to be a[n] [Employee/Consultant] because of your death or disability,

        (iii) immediately upon your termination for cause or resignation as a[n] [Employee/Consultant],

        (iv) 30 days after you cease to be a[n] [Employee/Consultant] for any reason other than your death, disability, resignation or termination, or

        (v) in certain cases upon the exercise of a Stock Appreciation Right granted in tandem with this Option as set forth in the Plan.

    5. TAXATION. This Option is a Non-qualified Option. You will have taxable income upon the exercise of this Option.

    6. EXERCISE. This Option may be exercised by the delivery of this Agreement with the notice of exercise attached hereto properly completed and signed by you to the Secretary of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. The Exercise Price must be paid in cash by (a) delivery of a certified or cashier's check payable to the order of Cable Link in such amount, (b) wire transfer of immediately available funds to a bank account designated by Cable Link, or (c) reduction of a debt of Cable Link to you. This Option may be exercised as to less than all of the Shares purchasable hereunder, but not for a fractional share, nor may it be exercised as to less than 100 Shares unless it is exercised as to all of the Shares then available hereunder. If this Option is exercised as to less than all of the Shares purchasable hereunder, a new duly executed Option Agreement reflecting the decreased number of Shares exercisable under such Option, but otherwise of the same tenor, will be returned to you.

    7. NO TRANSFER. This Option may not be sold, pledged nor otherwise transferred other than by will or the laws of descent and distribution; and it may only be exercised during your lifetime by you. This Agreement is neither a negotiable instrument nor a security (as such term is defined in Article 8 of the Uniform Commercial Code).

    8.  SECURITIES LAWS.


        (a) Receipt of Plan and Agreement. You hereby acknowledge that you have been provided with a copy of this Agreement and the Plan, have had an opportunity to read such documents and to discuss their contents with your personal legal counsel before signing this Agreement and have been allowed to retain such copies for your personal records.

        (b) Transfer Restriction. You understand that the Shares have not been registered under the Securities Act of 1933 on the ground that the issuance of securities provided for in this Agreement is exempt from registration under the Securities Act of 1933 pursuant to Rule 701 and that in order to obtain such exemption, the transfer of such securities is restricted by the legend required by this Agreement. You will not offer for sale, sell or otherwise transfer any of the Shares unless such securities have been registered under the Securities Act of 1933 and under applicable state securities laws or such securities or their offer, sale or transfer are exempt from such registration and the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such securities, or their offer, sale or transfer, are so exempt. Any certificates representing the Shares shall continue to bear the legend set forth below until such time as you are, in the opinion of counsel to the Company, lawfully able to offer, sell and transfer such Shares without registration under the Securities Act of 1933 or any applicable state securities law and without compliance with Rule 144.

        (c) Any certificate representing any Shares issued hereunder shall bear the following legend:

        THESE SECURITIES HAVE NEITHER BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND UNDER APPLICABLE STATE SECURITIES LAWS OR THEY OR SUCH OFFER, SALE OR TRANSFER ARE EXEMPT FROM SUCH REGISTRATION AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE, TO THAT EFFECT.

    9. NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement and nothing contained herein gives you any right to continue to be a[n] [Employee/Consultant] of the Company.

    10. PLAN CONTROLS. This Agreement is an Option Agreement (as such term is defined in the Plan) under the Plan. The terms of this Agreement are subject to, and controlled by, the terms of the Plan, as it is now in effect or may be amended from time to time hereafter, which are incorporated herein as if they were set forth in full. Any words or phrases defined in the Plan have the same meanings in this Agreement.

    11. MISCELLANEOUS. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement shall be governed by the laws of the State of Ohio.

     Please acknowledge your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it promptly to Cable Link.

                                     CABLE LINK, INC.



                                     By:
                                        --------------------------------------
                                        <Name of Officer>>          <<Title>>


Accepted and Agreed to as of
the date first set forth above:


-----------------------------------
    <<Name of Grantee>>

                              OPTION EXERCISE FORM




    The undersigned hereby exercises the right to purchase ________________ shares of Common Stock of Cable Link, Inc. pursuant to the Option Agreement dated <<Date of Grant>> under the Amended and Restated Cable Link, Inc. 1995 Stock Option Plan.



Date:
     -------------------------------               --------------------------
                                                       <<Name of Grantee>>



------------------------------------



Sign and complete this Option Exercise Form and deliver it to:

                                Cable Link, Inc.
                                 Attn: President
                               280 Cozzins Street
                            Columbus, Ohio 43215-2379

together with the option price in cash by (a) delivery of a certified or cashier's check payable to the order of Cable Link in such amount, (b) wire transfer of immediately available funds to a bank account designated by Cable Link, or (c) reduction of a debt of Cable Link to you.

                                                                     EXHIBIT C

                                CABLE LINK, INC.
                               280 COZZINS STREET
                            COLUMBUS, OHIO 43215-2379

                                <<Date of Grant>>

<<Name of Grantee>>
<<Street>>
<<City, State, Zip>>

    Congratulations. You have been granted a Stock Appreciation Right ("SAR") under the Amended and Restated Cable Link, Inc. 1995 Stock Option Plan (the "Plan") on the following terms:

    1. NUMBER OF SHARES. You have been granted an SAR based on <<Number>> Shares of Common Stock of the Company. This grant [* is *][* is not *] made in tandem with the grant to you of an Option under the Plan.

    2. EXERCISE PRICE. The exercise price under your SAR is: $<<Price>> per Share.

    3. VESTING. [* Your right to exercise your SAR shall vest in the same manner and at the same times as your Option.*] [* [25%] of the Shares originally subject to this SAR will vest and become exercisable on the first [four] anniversaries of the date of this Agreement if you have been an Employee continuously from the date of this Agreement through the date when such portion of the Option vests *].

    4. LAPSE. [* This SAR shall lapse and cease to be exercisable in the same manner and at the same time as your Option and also, in certain cases, upon the exercise of the Option granted in tandem with this Stock Appreciation Right as set forth in the Plan. *][* This SAR will lapse and cease to be exercisable upon the earliest of:

        (i)   the expiration of 10 years from the date of this Agreement,

        (ii) nine months after you cease to be an Employee because of your death or disability,

        (iii) three months after the termination without cause of your employment with the Company, or

        (iv) immediately upon termination of your employment with the Company for cause or by your resignation. *]

    5. TAXATION. You will have taxable income upon the exercise of this SAR. At that time, you must pay to the Company an amount equal to the required federal, state, and local tax withholding less any withholding otherwise made from your salary or bonus. You must satisfy any relevant withholding requirements before the Company makes any payment due to you under this SAR.

    6. EXERCISE. This SAR may be exercised by the delivery of this Agreement with the notice of exercise attached hereto properly completed and signed by you to the Secretary of the Company after the SAR has become exercisable and before it has ceased to be exercisable. [* You must also deliver the Option Agreement for an Option that is in tandem with this SAR. *] This SAR may be exercised as to less than all of the Shares available hereunder, but not for a fractional share, nor may it be exercised as to less than 100 Shares unless it is exercised as to all of the Shares then available hereunder.

    7. NO TRANSFER. This SAR may not be sold, pledged nor otherwise transferred other than by will or the laws of descent and distribution; and it may be exercised during your lifetime only by you. This Agreement is neither a negotiable instrument nor a security (as such term is defined in Article 8 of the Uniform Commercial Code).

    8. NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement and nothing contained herein gives you any right to continue to be employed by or provide services to the Company or affects the right of the Company to terminate your employment or other relationship with you.

    9. PLAN CONTROLS. This Agreement is an SAR Agreement (as such term is defined in the Plan) under Article 7 of the Plan. The terms of this Agreement are subject to, and controlled by, the terms of the Plan, as it is now in effect or may be amended from time to time hereafter, which are incorporated herein as if they were set forth in full. Any words or phrases defined in the Plan have the same meanings in this Agreement.

    10. MISCELLANEOUS. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement shall be governed by the laws of the State of Ohio.

     Please acknowledge your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it promptly to the Company.

                                    CABLE LINK, INC.


                                    By:
                                       ---------------------------------------
                                       <<Name of Officer>>         <<Title>>

Accepted and Agreed to as of
the date first set forth above:



---------------------------------
<<Name of Grantee>>

                                SAR EXERCISE FORM

     The undersigned hereby exercises the right to receive certain payments with respect to _________ Shares of Common Stock of the Company pursuant to the SAR Agreement dated <<Date of Grant>> under the Amended and Restated Cable Link, Inc. 1995 Stock Option Plan. The undersigned hereby represents and warrants to the Company that he or she is not exercising such rights while in the possession of material inside information relating to the Company.


Date:
     -------------------------------                  -------------------------
                                                          <<Name of Grantee>>



------------------------------------



Sign and complete this Option Exercise Form and deliver it to:

                                CABLE LINK, INC.
                                 Attn: President
                               280 Cozzins Street
                            Columbus, Ohio 43215-2379